Exhibit 10.3

FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $3,500.00 AND FLORIDA INTANGIBLE TAX IN THE AMOUNT OF $2,000.00 DUE IN CONNECTION WITH THIS PROMISSORY NOTE HAS BEEN PAID ON THE RECORDING IN THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA OF THAT CERTAIN MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT DATED AS OF EVEN DATE HEREWITH FROM BORROWER IN FAVOR OF LENDER GIVEN TO SECURE THE OBLIGATIONS OF BORROWER UNDER THIS PROMISSORY NOTE.

PROMISSORY NOTE

$1,000,000.00	August 6, 2020

1612 E. CAPE CORAL PARKWAY HOLDING CO., LLC

1612 East Capel Coral Parkway

Cape Coral, Florida 339047632 Drew Oak Drive

Seminole, Florida 33772

(“Borrower”)

NORTHERN EQUITY GROUP, INC.

JKH VENTURES, INC.

DONALD ROSS, LLC

c/o Donald Ross, LLC

8595 College Parkway, Suite 350

Fort Myers, Florida 33919

(collectively, “Lender”)

1. PROMISE TO PAY. Borrower promises to pay to the order of Donald Ross, LLC pursuant to separate wire transfer instructions to be provided (with Donald Ross, LLC solely responsible for distributing the payments to all the Lender parties listed above), in lawful money of the United States of America, the sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

2. INTEREST RATE. Interest shall be charged on the outstanding principal balance of the Note from the date hereof at the rate of 12.00% per annum.

3. PAYMENT OF PRINCIPAL AND INTEREST. Commencing on September 6, 2020 and continuing on the same day of each and every calendar month thereafter, Borrower shall make a payment of interest only. The entire unpaid principal indebtedness evidenced by this Note, together with accrued and unpaid interest shall be due and payable in full on August 5, 2021 (“Maturity Date”).

4. PREPAYMENT. Borrower may prepay this Note in whole, but not in part, at any time. Any prepayment prior to February 6, 2021 shall be accompanied by prepayment compensation in the amount of equal to the difference between $60,000.00 and the amount of interest Borrower has paid to Lender up to the time of prepayment. There is no prepayment compensation due to Lender for any prepayment made after February 6, 2021. Notwithstanding anything herein to the contrary, there shall be no prepayment compensation obligation of Borrower to Lender in the event of prepayment resulting from the sale of the real property encumbered by the mortgage securing this Note to a bona fide third party purchaser.

5. DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the rate of 18% per annum (“Default Rate”). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

6. INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

7. PAYMENTS. If any payment received by Lender under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of Borrower under this Note and other Loan Documents as though such payment had not been made.

8. DEFINITIONS. The term “Loan Documents”, as used in this Note and the other Loan Documents, refers to this Note and any and all other documents executed in connection with or related to the loan evidenced by this Note, including but not limited to that certain Mortgage, Assignment of Rents and Security Agreement dated as of even date herewith from Borrower in favor of Lender, together with any and all renewals or modifications, whenever any of the foregoing are executed. The term “Obligations”, as used in this Note and the other Loan Documents, refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Documents. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

9. LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Lender a late charge equal to 5% of each payment past due for 10 or more days. This late charge shall not apply to payments due at maturity or by acceleration hereof. Acceptance by Lender of any late payment without an accompanying late charge shall not be deemed a waiver of Lender’s right to collect such late charge or to collect a late charge for any subsequent late payment received.

10. ATTORNEYS’ FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of the Lender’s reasonable expenses actually incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

11. USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Lender in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

12. EVENTS OF DEFAULT: If any of the following occurs, a default (“Default”) under this Note shall exist:

a. Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations under any of the Loan Documents.

b. False Information. Any representation or warranty made by Borrower under this Note or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

d. Bankruptcy and Other Proceedings. Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or re-codified from time to time (“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

e. Judgment, Execution and Other Legal Process. The filing of a notice of judgment lien in excess of $50,000.00 against Borrower, which is not dismissed, satisfied or transferred to a bond within 30 days of filing; the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property, which is not dismissed, satisfied, or transferred to a bond within 30 days of recording; the service of a notice of levy and/or of a writ of attachment or execution, or other like process, in excess of $50,000.00 against the assets of Borrower, which is not dismissed, satisfied, or transferred to a bond within 30 days of service; the entry of a judgment in excess of $50,000.00 against Borrower, which is not dismissed, satisfied, or transferred to a bond within 30 days of entry; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, which is not dismissed within 60 days of filing.

f. Dissolution. The dissolution of Borrower.

13. REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Lender may at any time thereafter, take the following actions:

a. Acceleration Upon Default. Accelerate the maturity of this Note and, at Lender’s option, any or all other Obligations; whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower, all Obligations shall automatically and immediately be due and payable.

b. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

14. WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Lender. No waiver by Lender of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Except to the extent otherwise provided by the Loan Documents or prohibited by law, Borrower waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind.

15. MISCELLANEOUS PROVISIONS.

a. Assignment. This Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Lender’s interests in and rights under this Note and the other Loan Documents are freely assignable, in whole or in part, by Lender. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations.

b. Applicable Law. This Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to that state’s conflict of laws principles.

c. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in Lee County, Florida.

d. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document.

e. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower’s address shown above or such other address as provided hereunder, and to Lender, if in writing and mailed or delivered to Lender at is address first stated above or such other address as Lender may specify in writing from time to time. In the event that Borrower changes Borrower’s address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.

f. Receipt of Payments. Payments received after 5:00 p.m., E.S.T., will be posted on the following business day.

g. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

h. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING LENDER BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

i. Final Agreement. This Note and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent agreements of the parties. There are no unwritten agreements between the parties.

j. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER BY EXECUTION HEREOF AND LENDER BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ACCEPT THIS NOTE. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS NOTE.

SIGNATURES ON THE NEXT PAGE

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be duly executed under seal.

1612 E. CAPE CORAL PARKWAY HOLDING CO., LLC,
a Florida limited liability company,

By:	LEGACY EDUCATION ALLIANCE HOLDINGS, INC.,
a Colorado corporation Manager

By:	/s/ James May
James May,
Chief Executive Officer

For Clerk of Court Use

PREPARED BY: Aileen S. Davis

RETURN TO: Aileen S. Davis

Akerman LLP

401 East Jackson Street, Suite 1700

Tampa, Florida 33602

FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $3,500.00 AND FLORIDA INTANGIBLE TAX IN THE AMOUNT OF $2,000.00 IS BEING PAID ON THE RECORDING OF THIS MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT IN THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA BASED ON THE SUM OF $1,000,000.00 SECURED HEREBY.

MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

This MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (“Mortgage”) is made as of August 6, 2020 by and between NORTHERN EQUITY GROUP, INC.; JKH VENTURES, INC.; and DONALD ROSS, LLC, all of whose address for notice purposes is c/o DONALD ROSS, LLC, 8595 College Parkway, Suite 350, Fort Myers, Florida 33919, (collectively, “Mortgagee”), and 1612 E. CAPE CORAL PARKWAY HOLDING CO., LLC, a Florida limited liability company, whose address is 1612 E. Cape Coral Parkway, Cape Coral, Florida 33904 (“Mortgagor”).

WITNESSETH:

To secure payment and performance of obligations under that certain Promissory Note (the “Note”) dated as of even date herewith in the principal amount of $1,000,000.00, made by Mortgagor, payable to Mortgagee, this Mortgage and all other obligations (collectively, the “Obligations”) under any and all documents executed and delivered to Mortgagee in connection with this Mortgage and the Note and all renewals, modifications, restatements, and amendments thereof, (collectively, the “Loan Documents”) and in consideration of these premises and for other consideration, Mortgagor does mortgage, grant and convey unto Mortgagee, its successors and assigns all of Mortgagor’s right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the “Property”): (i) all those certain tracts of land in Lee County, Florida described in EXHIBIT A attached hereto and made part hereof (the “Land”); (ii) all buildings and improvements now or hereafter erected on the Land; (iii) all leases, licenses or occupancy agreements of all or any part of the Land and all extensions, renewals, and modifications thereof, and any options, rights of first refusal or guarantees relating thereto; all rents, income, revenues, security deposits, issues, profits, awards and payments of any kind payable under the leases or otherwise arising from the Land; (iv) all contract rights, accounts receivable and general intangibles relating to the Land or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; and all insurance policies pertaining to the Land and building and improvements thereon; (v) all estates, rights, tenements, hereditaments, privileges, easements, and appurtenances of any kind benefiting the Land; all means of access to and from the Land, whether public or private; and all water and mineral rights; and (vi) all “Proceeds” of any of the above-described property, which term shall have the meaning given to it in the Uniform Commercial Code of the jurisdiction where this Mortgage is recorded (the “UCC”), whether cash or non-cash, and including insurance proceeds and condemnation awards; and all replacements, substitutions and accessions thereof.

TO HAVE AND TO HOLD the Property and all the estate, right, title and interest, in law and in equity, of Mortgagor’s in and to the Property unto Mortgagee, its successors and assigns, forever.

PROVIDED, HOWEVER, the amount secured hereby at any time shall not exceed the principal amount of $1,000,000.00 (“Original Maximum Principal Amount”), plus all interest, costs, reimbursements, fees and expenses in connection therewith, and future advances.

Mortgagor WARRANTS AND REPRESENTS that Mortgagor is lawfully seized of the Property, in fee simple, absolute, that Mortgagor has the legal right to convey and encumber the same, and that the Property is free and clear of all liens and encumbrances. Mortgagor further warrants and will forever defend all and singular the Property and title thereto to Mortgagee and Mortgagee’s successors and assigns, against the lawful claims of all persons whomsoever.

PROVIDED ALWAYS that if (i) all the Obligations are paid in full, and (ii) each and every representation, warranty, agreement, covenant and condition of this Mortgage, and the other Loan Documents, are complied with and abided by, have matured or been terminated, then this Mortgage and the estate hereby created shall cease and be null, void, and canceled of record.

To protect the security of this Mortgage, Mortgagor further represents and agrees with Mortgagee as follows:

Payment of Obligations. That the Obligations shall be timely paid and performed.

Future Advances. This Mortgage is given to secure not only existing Obligations but also future advances made within 20 years of the date of this Mortgage to the same extent as if such future advances are made on the date of the execution of this Mortgage. The principal amount that may be so secured may decrease or increase from time to time, but the total amount so secured at any one time shall not exceed $2,000,000.00, plus all interest, costs, reimbursements, fees and expenses due under this Mortgage and secured hereby and any future advances. Mortgagor shall not execute any document that impairs or otherwise impacts the priority of any existing or future Obligations secured by this Mortgage.

Grant of Security Interest in Personal Property. This Mortgage constitutes a security agreement under the UCC and shall be deemed to constitute a fixture financing statement. Mortgagor will pay all costs and expenses of filing any UCC financing statements in all public filing offices, where filing is deemed desirable by Mortgagee. Mortgagee is authorized to file Financing Statements relating to the Property without Mortgagor’s signature where permitted by law. Mortgagor appoints Mortgagee as its attorney-in-fact to execute such documents necessary to perfect Mortgagee’s security interest on Mortgagor’s behalf. The appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain outstanding.

Nothing herein obligates Mortgagee to provide credit in excess of the Obligations.

Leases, Subleases and Easements. Mortgagor shall maintain, enforce and cause to be performed all of the terms and conditions under any lease, sublease or easement which may constitute a portion of the Property. Mortgagor shall not, without the consent of Mortgagee (which consent shall not be unreasonably withheld or delayed), enter into any new lease of all or any portion of the Property, agree to the cancellation or surrender under any lease of all or any portion of the Property, agree to prepayment of rents, issues or profits (other than rent paid at the signing of a lease or sublease), modify any such lease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option; and any such purported new lease, cancellation, surrender, prepayment or modification made without the consent of Mortgagee shall be void as against Mortgagee.

Required Insurance. Mortgagor shall cause to be maintained with respect to the Property: (i) insurance against loss or damage by fire and other casualties and hazards by insurance written on an “all risks” basis, including malicious mischief, collapse and sinkhole coverage, in an amount not less than the replacement cost thereof, including coverage for loss of rents or business interruption if applicable, naming Mortgagee as loss payee and mortgagee; (ii) if the Property is required to be insured pursuant to the National Flood Reform Act of 1994, and the regulations promulgated thereunder, flood insurance is required in the amount equal to the lesser of the loan amount or maximum available under the National Flood Insurance Program, but in no event should the amount of coverage be less than the value of the improved structure, naming Mortgagee as mortgagee and loss payee.; (iii) as applicable, insurance which complies with the workers’ compensation and employers’ liability laws of all states in which Mortgagor shall be required to maintain such insurance; and (iv) liability insurance providing coverage of no less than $1,000,000.00 combined single limit, naming Mortgagee as an additional insured.

All property insurance policies shall contain an endorsement or agreement by the insurer in form satisfactory to Mortgagee that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor or any tenant and the further agreement (within both the property and liability policies) of the insurer waiving rights of subrogation against Mortgagee, and rights of set-off, counterclaim or deductions against Mortgagor.

All insurance policies shall be in form, provide coverages, be issued by companies and be in amounts reasonably satisfactory to Mortgagee. At least 30 days prior to the expiration of each such policy, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee that such policy has been renewed or replaced or is no longer required hereunder. All such policies shall provide that the policy will not be canceled or materially amended without at least 30 days prior written notice to Mortgagee. In the event Mortgagor fails to provide, maintain, keep in force, and furnish to Mortgagee the policies of insurance required by this paragraph, Mortgagee may, after 20 days, prior written notice to Mortgagor, procure such insurance or single-interest insurance in such amounts, at such premium, for such risks and by such means as Mortgagee chooses, at Mortgagor’s expense; provided however, Mortgagee shall have no responsibility to obtain any insurance, but if Mortgagee does obtain insurance, Mortgagee shall have no responsibility to assure that the insurance obtained shall be adequate or provide any protection to Mortgagor.

Insurance Proceeds. After occurrence of any loss to any of the Property, Mortgagor shall give prompt written notice thereof to Mortgagee.

In the event of such loss all insurance proceeds, including unearned premiums, shall be payable to Mortgagee, and Mortgagor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Mortgagee and not to Mortgagee and Mortgagor jointly. Mortgagee is hereby authorized by Mortgagor to make proof of loss if not promptly made by Mortgagor, settle, adjust or compromise any claims for loss or damage under any policy or policies of insurance and Mortgagor appoints Mortgagee as its attorney-in-fact to receive and endorse any insurance proceeds to Mortgagee, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied. Mortgagor shall pay the costs of collection, including attorneys’ fees, of insurance proceeds payable on account of such damage or destruction. Mortgagor shall have no claim against the insurance proceeds, or be entitled to any portion thereof, and all rights to the insurance proceeds are hereby assigned to Mortgagee as security for payment of the Obligations.

In the event of any damage to or destruction of the Property, Mortgagee shall have the option of applying or paying all or part of the insurance proceeds to (i) the Obligations in such order as Mortgagee may determine, (ii) restoration, replacement or repair of the Property in accordance with Mortgagee’s standard construction loan disbursement conditions and requirements, or (iii) Mortgagor. Nothing herein shall be deemed to excuse Mortgagor from restoring, repairing and maintaining the Property as required herein. Notwithstanding the foregoing, provided that all of the following conditions are fully satisfied by Mortgagor, Mortgagee shall disburse insurance proceeds for repair and restoration of the Property in accordance with construction loan disbursement conditions and requirements that a lender would normally utilize: (i) no Default or event which, with the giving of notice or the passage of time, or both, would constitute a Default shall have occurred and remain uncured beyond any applicable cure period; (ii) Mortgagor shall have delivered evidence satisfactory to Mortgagee that the Property can be fully repaired and restored at least 6 months prior to the maturity of the Obligations; (iii) no lease of the Property is cancelable or terminable by the tenant or Mortgagor on account of the casualty or, if it is, the tenant or Mortgagor (as applicable) has waived in writing its right to cancel; (iv) the work is performed under a fixed price or guaranteed maximum price contract satisfactory to Mortgagee in accordance with plans and specifications and a budget satisfactory to Mortgagee in accordance with all legal requirements; (v) Mortgagor shall have deposited with Mortgagee for disbursement in the connection with the restoration the greater of: (A) the applicable deductible under the insurance policies covering the loss; or (B) the amount by which the cost of restoration of the Property to substantially the same value, condition and character as existed prior to such damage is estimated by Mortgagee to exceed the net insurance proceeds; (vi) Mortgagor has paid as and when due all of Mortgagee’s costs and expenses incurred in connection with the collection and disbursement of insurance proceeds, including without limitation, inspection, monitoring, engineering and legal fees. If not paid on demand, at Mortgagee’s option, such costs may be deducted from the disbursements made by Mortgagee or added to the sums secured by this Mortgage; and (vii) such other terms and conditions as Mortgagee may reasonably require.

Impositions; Escrow Deposit. Mortgagor will pay all taxes, levies, assessments and other fees and charges imposed upon or which may become a lien upon the Property under any law or ordinance (all of the foregoing collectively “Impositions”) before they become delinquent and in any event in the same calendar year in which they first become due, unless such impositions are being validly and in good faith disputed by Mortgagor and Mortgagor has set aside sufficient funds to make the required payment.

Use of Property. Mortgagor shall use and operate, and require its lessees or licensees to use and operate, the Property in compliance with all applicable laws (including, for example, the Americans with Disabilities Act and the Fair Housing Act) and ordinances, covenants, and restrictions, and with all applicable requirements of any lease or sublease now or hereafter affecting the Property. Mortgagor shall not permit any unlawful use of the Property or any use that may give rise to a claim of forfeiture of any of the Property. Mortgagor shall not allow changes in the stated use of Property from that disclosed to Mortgagee at the time of execution hereof. Mortgagor shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and written consent of, Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed.

Maintenance, Repairs and Alterations. Mortgagor shall keep and maintain the Property in good condition and repair and fully protected from the elements to the satisfaction of Mortgagee. Mortgagor will not remove, demolish or structurally alter any of the buildings or other improvements on the Property (except such alterations as may be required by laws, ordinances or regulations) without the prior written consent of Mortgagee. Mortgagor shall promptly notify Mortgagee in writing of any material loss, damage or adverse condition affecting the Property.

Eminent Domain. Should the Property or any interest therein be taken or damaged by reason of any public use or improvement or condemnation proceeding (“Condemnation”), or should Mortgagor receive any notice or other information regarding such Condemnation, Mortgagor shall give prompt written notice thereof to Mortgagee. Mortgagee shall be entitled to all compensation, awards and other payments or relief granted in connection with such Condemnation and, at its option, may commence, appear in and prosecute in its own name any action or proceedings relating thereto. Mortgagee shall be entitled to make any compromise or settlement in connection with such taking or damage. All compensation, awards, and damages awarded to Mortgagor related to any Condemnation (the “Proceeds”) are hereby assigned to Mortgagee solely to the extent of any outstanding Obligations, and Mortgagor agrees to execute such further assignments of the Proceeds as Mortgagee may require. Mortgagee shall have the option of applying or paying the Proceeds in the same manner as insurance proceeds as provided herein. Mortgagor appoints Mortgagee as its attorney-in-fact to receive and endorse the Proceeds to Mortgagee, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.

Environmental Condition of Property and Indemnity. Mortgagor warrants and represents to Mortgagee that to the best of its knowledge and belief without investigation or duty to investigate: (i) the Property and Mortgagor, and any occupants of the Property, are in compliance with all applicable federal, state and local laws and regulations intended to protect the environment and public health and safety as the same may be amended from time to time (“Environmental Laws”); (ii) the Property is not used to generate, handle, treat, store or dispose of, in any quantity, oil, petroleum products, hazardous or toxic substances, hazardous waste, regulated substances or hazardous air pollutants (“Hazardous Materials”) in violation of any Environmental Laws; (iii) no Hazardous Materials (including asbestos, mold or lead paint in any form) are located on or under the Property or emanate from the Property; (iv) there are no unregistered underground storage tanks on the Property that are subject to any underground storage tank registration laws or regulations; (v) no notice has been received with regard to any Hazardous Material on the Property; (vi) no action, investigation or proceeding is pending or to Mortgagor’s knowledge threatened which seeks to enforce any right or remedy against Mortgagor or the Property under any Environmental Law; and (vii) all licenses, permits and other governmental or regulatory actions necessary for the Property to comply with Environmental Laws shall be obtained and maintained and Mortgagor shall assure compliance therewith.

Further, Mortgagor represents to Mortgagee that to the best of its knowledge and belief without investigation or duty to investigate, no portion of the Property is a protected wetland. Mortgagor agrees to notify Mortgagee immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to violations of any Environmental Laws or to the environmental condition of the Property and shall conduct and complete all investigations and all cleanup actions necessary to comply with the Environmental Laws and to remove, in accordance with Environmental Laws, any Hazardous Material from the Property.

Mortgagor shall indemnify, hold harmless, and defend Mortgagee from and against any and all damages, penalties, fines, claims, suits, liabilities, costs, judgments and expenses, including attorneys’, consultants’ or experts’ fees of every kind and nature incurred, suffered by or asserted against Mortgagee as a direct or indirect result of: (i) representations made by Mortgagor in this Section being in any material respect; (ii) Mortgagor’s violation of or failure to meet the requirements of any Environmental Laws; or (iii) Hazardous Materials which, while the Property is subject to this Mortgage, exist on the Property. Mortgagee shall have the right to arrange for or conduct environmental inspections of the Property from time to time (including the taking of soil, water, air or material samples). The cost of such inspections made after Default (as hereinafter defined) or which are required by laws or regulations applicable to Mortgagee shall be borne by Mortgagor. However, Mortgagor’s indemnity shall not apply to any negligent or intentional act of Mortgagee which takes place after foreclosure or satisfaction of this Mortgage. These indemnification obligations are in addition to General Indemnification provisions set forth hereafter. Mortgagor’s Obligations under this section shall continue, survive and remain in full force and effect notwithstanding the repayment of the Obligations, a foreclosure of or exercise of power of sale under this instrument, a delivery of a deed in lieu of foreclosure, a cancellation or termination of record of this instrument and the transfer of the Property.

Inspections. Mortgagee, or its representatives or agents, are authorized to enter at any reasonable time upon reasonable prior written notice but not less than three (3) business days. upon any part of the Property for the purpose of inspecting the Property and for the purpose of performing any of the acts it is authorized to perform under the terms of this Mortgage.

Liens and Subrogation. Mortgagor shall pay and promptly discharge all liens, claims and encumbrances upon the Property. Mortgagor shall have the right to contest in good faith the validity of any such lien, claim or encumbrance, provided: (i) such contest suspends the collection thereof or there is no danger of the Property being sold or forfeited while such contest is pending; (ii) Mortgagor first deposits with Mortgagee a bond or other security satisfactory to Mortgagee in such amounts as Mortgagee shall reasonably require; and (iii) Mortgagor thereafter diligently proceeds to cause such lien, claim or encumbrance to be removed and discharged.

Mortgagee shall be subrogated to any liens, claims and encumbrances against Mortgagor or the Property that are paid or discharged through payment by Mortgagee or with loan proceeds, notwithstanding the record cancellation or satisfaction thereof.

Waiver of Mortgagor’s Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Property, (ii) in any way extending the time for the enforcement of the collection of the Note or the debt evidenced thereby or any of the other Obligations, and any rights to hearing prior to the exercise by Mortgagee of any right, power, or remedy herein provided to Mortgagee.

To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or seek to take the benefit or advantage of any law now or hereafter in force providing for any exemption, appraisement, valuation, stay, extension or redemption, and Mortgagor for itself and its successors and assigns, and for any and all persons claiming any interest in the Property, to the extent permitted by law, hereby waive and release all rights of valuation, appraisement, redemption, stay of execution, the benefit of all exemption laws, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created. Mortgagor further waives any and all notices including, without limitation, notice of intention to accelerate and of acceleration of the Obligations.

Payments by Mortgagee. In the event of Default (as hereinafter defined) in the timely payment or performance of any of the Obligations, after the expiration of any applicable notice and cure period, Mortgagee, at its option and without any duty on its part to determine the validity or necessity thereof, may pay the sums for which Mortgagor is obligated. Further, Mortgagee may pay such sums as Mortgagee deems appropriate for the protection and maintenance of the Property including, without limitation, sums to pay Impositions and other levies, assessments or liens, maintain insurance, make repairs, secure the Property, maintain utility service, intervene in any condemnation and pay attorneys’ fees and other fees and costs to enforce this Mortgage or protect the lien hereof (including foreclosure) or collect the Obligations, without limitation, including those incurred in any proceeding including bankruptcy or arbitration. Any amounts so paid shall bear interest at the default rate stated in the Note and shall be secured by this Mortgage.

General Indemnification. Mortgagor shall protect, indemnify and save harmless Mortgagee from and against all losses, liabilities, obligations, claims, damages, penalties, fines, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) imposed upon, incurred by or asserted or assessed against Mortgagee on account of or in connection with (i) any failure or alleged failure of Mortgagor to comply with any of the terms of, or the inaccuracy or breach of any representation in, the Loan Documents; (ii) any claim of loss or damage to the Property or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Property or the use, occupancy or operation thereof, (iii) any failure or alleged failure of Mortgagor to comply with any law, rule or regulation applicable to it or to the Property or the use, occupancy or operation of the Property (including, without limitation, the failure to pay any taxes, fees or other charges), provided that such indemnity shall be effective only to the extent of any Damages that may be sustained by Mortgagee in excess of any net proceeds received by it from any insurance of Mortgagor (other than self-insurance) with respect to such Damages, (iv) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Mortgagee relating in any way to or any matter contemplated by the Loan Documents, and (v) any and all liability arising prior to any foreclosure from any leases related to the Property. Nothing contained herein shall require Mortgagor to indemnify Mortgagee for any Damages resulting from Mortgagee’s negligence or its willful and wrongful acts, and such indemnity shall be effective only to the extent of any Damages that may be sustained by Mortgagee in excess of any net proceeds received by Mortgagee from any insurance of Mortgagor (other than self-insurance) with respect to such Damages. The indemnity provided for herein shall survive payment of the Obligations and shall extend to the officers, directors, employees and duly authorized agents of Mortgagee. In the event the Mortgagee incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

Assignment of Rents. Mortgagor hereby absolutely assigns and transfers to Mortgagee all the leases, rents, issues and profits of the Property (collectively “Rents”). Although this assignment is effective immediately, so long as no Default exists, Mortgagee gives to and confers upon Mortgagor the privilege under a revocable license to collect as they become due, but not prior to accrual, the Rents and to demand, receive and enforce payment, give receipts, releases and satisfactions, and sue in the name of Mortgagor for all such Rents. Mortgagor represents there has been no prior assignment of leases or Rents, and agrees not to further assign such leases or Rents. Upon any occurrence of Default, the license granted to Mortgagor herein shall be automatically revoked without further notice to or demand upon Mortgagor, and Mortgagee shall have the right, in its discretion, without notice, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, (i) to enter upon and take possession of the Property, (ii) notify tenants, subtenants and any property manager to pay Rents to Mortgagee or its designee, and upon receipt of such notice such persons are authorized and directed to make payment as specified in the notice and disregard any contrary direction or instruction by Mortgagor, and (iii) in its own name, sue for or otherwise collect Rents, including those past due, and apply Rents, less costs and expenses of operation and collection, including attorneys’ fees, to the Obligations in such order and manner as Mortgagee may determine or as otherwise provided for herein. Mortgagee’s exercise of any one or more of the foregoing rights shall not cure or waive any Default or notice of Default hereunder.

Due on Sale or Further Encumbrance or Transfer of an Interest in Mortgagor. Without the prior written consent of Mortgagee in each instance, Mortgagor shall not (i) sell, convey, transfer or encumber the Property, or any part thereof or interest therein, whether legal or equitable; (ii) cause or permit any transfer of the Property or any part thereof, whether voluntarily, involuntarily or by operation of law, or (iii) enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property unless at the time of transfer all of the Obligations to Mortgagee are paid in full. A “transfer” of the Property includes: (a) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein; (b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Property; (c) the sale, transfer, or encumbrance of any membership interest in Mortgagor; and (d) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases.

Mortgagee’s consent to any conveyance or encumbrance may be conditioned upon an increase in the interest rate specified in the Note (or other Obligations), an extension or curtailment of the maturity of the Obligations, or other modification of the Note or this instrument.

Remedies of Mortgagee on Default. Failure of Mortgagor or any other person liable to timely pay or perform any of the Obligations is a default (“Default”) under this Mortgage. Upon the occurrence of Default and after the expiration of any applicable notice and cure period, the following remedies are available, without limitation, to Mortgagee: (i) Mortgagee may exercise any or all of Mortgagee’s remedies under this Mortgage or other Loan Documents including, without limitation, acceleration of the maturity of all payments and Obligations, other than Obligations under any Swap Agreements with Mortgagee or any of its Affiliates, which shall be due in accordance with and governed by the provisions of said Swap Agreements; (ii) Mortgagee may take immediate possession of the Property or any part thereof (which Mortgagor agrees to surrender to Mortgagee) and manage, control or lease the same to such persons and at such rental as it may deem proper and collect and apply Rents to the payment of: (a) the Obligations, together with all costs and attorneys’ fees; (b) all Impositions and any other levies, assessments or liens which may be prior in lien or payment to the Obligations, and premiums for insurance, with interest on all such items; and (c) the cost of all alterations, repairs, replacements and expenses incident to taking and retaining possession of the Property and the management and operation thereof; all in such order or priority as Mortgagee in its sole discretion may determine. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of the Property; (iii) Mortgagee may apply to any court of competent jurisdiction for the appointment of a receiver for all purposes including, without limitation, to manage and operate the Property or any part thereof, and to apply the Rents therefrom as hereinabove provided. In the event of such application, Mortgagor consents to the appointment of a receiver, and agrees that a receiver may be appointed without notice to Mortgagor, without regard to whether Mortgagor has committed waste or permitted deterioration of the Property, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the payment of the Obligations; (iv) Mortgagee may exercise all the remedies of a mortgagee as provided by law and in equity including, without limitation, foreclosure upon this Mortgage and sale of the Property, or any part of the Property, at public sale conducted according to applicable law (referred to as “Sale”) and conduct additional Sales as may be required until all of the Property is sold or the Obligations are satisfied; (v) With respect to any portion of the Property governed by the UCC, Mortgagee shall have all of the rights and remedies of a secured party thereunder. Mortgagee may elect to foreclose upon any Property that is fixtures under law applicable to foreclosure of interests in real estate or law applicable to personal property; (vi) Mortgagee may bid at Sale and may accept, as successful bidder, credit of the bid amount against the Obligations as payment of any portion of the purchase price; and (vii) Mortgagee shall apply the proceeds of Sale, first to any fees or attorney fees permitted Mortgagee by law in connection with Sale, second to expenses of foreclosure, publication, and sale permitted Mortgagee by law in connection with Sale, third to the Obligations, and any remaining proceeds as required by law.

Miscellaneous Provisions. Mortgagor agrees to the following: (i) All remedies available to Mortgagee with respect to this Mortgage or available at law or in equity shall be cumulative and may be pursued concurrently or successively. No delay by Mortgagee in exercising any remedy shall operate as a waiver of that remedy or of any Default. Any payment by Mortgagee or acceptance by Mortgagee of any partial payment shall not constitute a waiver by Mortgagee of any Default; (ii) Mortgagor represents that Mortgagor (a) is (1) a limited liability company, duly organized, validly existing and in good standing under the laws of its state of organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such organization (b) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (c) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Mortgage and any other Loan Document to which it is a party. (iii) The provisions hereof shall be binding upon and inure to the benefit of Mortgagor, its successors and assigns including, without limitation, subsequent owners of the Property or any part thereof, and shall be binding upon and inure to the benefit of Mortgagee, its successors and assigns and any future holder of the Note or other Obligations; (iv) Any notices, demands or requests shall be sufficiently given Mortgagor if in writing and mailed or delivered to the address of Mortgagor shown above or to another address as provided herein and to Mortgagee if in writing and mailed or delivered to Mortgagee at the address first stated above, or such other address as Mortgagee may specify from time to time and in the event that Mortgagor changes Mortgagor’s address at any time prior to the date the Obligations are paid in full, that party shall promptly give written notice of such change of address by registered or certified mail, return receipt requested, all charges prepaid; (v) This Mortgage may not be changed, terminated or modified orally or in any manner other than by an instrument in writing signed by the parties hereto; (vi) The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties and are not a part of this Mortgage; (vii) If the lien of this Mortgage is invalid or unenforceable as to any part of the Obligations, the unsecured portion of the Obligations shall be completely paid (and all payments made shall be deemed to have first been applied to payment of the unsecured portion of the Obligations) prior to payment of the secured portion of the Obligations and if any clause, provision or obligation hereunder is determined invalid or unenforceable the remainder of this Mortgage shall be construed and enforced as if such clause, provision or obligation had not been contained herein; (viii) This Mortgage shall be governed by and construed under the laws of the Florida; (ix) Mortgagor by execution and Mortgagee by acceptance of this Mortgage agree to be bound by the terms and provisions hereof.

Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[Signatures on next page]

IN WITNESS WHEREOF, Mortgagor has duly signed and sealed this instrument as of the day and year first above written.

Signed, Sealed and Delivered in the Presence of:	1612 E. CAPE CORAL PARKWAY HOLDING CO., LLC, a Florida limited liability company,

	By:	LEGACY EDUCATION ALLIANCE HOLDINGS, INC.,
(Witness 1 — Signature)		a Colorado corporation Manager

(Witness 1 — Printed Name)		By:	/s/ James May
James May,
Chief Executive Officer

(Witness 2 — Signature)

(Witness 2 — Printed Nine)

STATE OF FLORIDA

COUNTY OF LEE

The foregoing instrument was acknowledged before me by means of ☒ physical presence, this 4th day of August, 2020 by James May, as Chief Executive Officer of LEGACY EDUCATION ALLIANCE HOLDINGS, INC., a Colorado corporation, on behalf of the corporation as Manager of 1612 E. CAPE CORAL PARKWAY HOLDING CO., LLC, a Florida limited liability company, on behalf of the company, who is ☒ personally known to me or has produced                         as identification.

[Notary Seal]	/s/ Cynthia Prout
Cynthia Prout	Notary Public, State of Florida
NOTARY PUBLIC
STATE OF FLORIDA	Cynthia Prout
Comm# GG293583	Name typed, printed or stamped
Expires 2/2/2023	My Commission Expires: 02/02/2023
My Commission Number: 66293583

EXHIBIT A

LEGAL DESCRIPTION

Parcel 1

Lots 3, 4, and 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida; less the following described portion thereof:

Beginning at the northeast corner of Section 18, Township 45 South, Range 24 East and proceeding south along the east line of said Section 18, a distance of 240.0 feet to a point; thence N 89° 24’ 01” W for a distance of 24.74 feet to a point said point being the point of curve at the east end of the north property line of said Block 440. Said point also being the northeast corner of the parcel to be reserved and hereinafter referred to as the Point of Beginning; thence S 0° 35’ 59” W for a distance of 14.0 feet to a point; thence N 89° 24’ 01“W for a distance of 16.0 feet to a point; thence N 0° 35’ 59” E for a distance of 14.0 feet to a point; thence S 89° 24’ 01” E for a distance of 16.0 feet to the Point of Beginning; and also less the following described portion of Lot 5:

Commence at the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5; thence along the northerly tangent of said curve S 89° 24’ 01” E, 15.16 feet to the point of tangency, said point being the Point of Beginning; thence along the north line of said Lot 5, S 89° 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3 south, 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55° 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124° 30’ 00”; thence along the arc of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 205.09 feet to the beginning of a curve concave to the southeast, having a radius of 15.00 feet, and a central angle of 90° 35’ 59”; thence along the arc of said curve 23.72 feet to a point of tangency, and the Point of Beginning; and including the 20’ wide alley lying adjacent to Lots 2, 3, 4, and 5 as vacated according to O.R. 562, Page 645, less that portion of said alley as described in O.R. 567, Page 234 of the Public Records of Lee County, Florida.

Parcel 2

A portion of Lot 5, Block 440, Unit 6, Part 6, Cape Coral, according to the plat thereof as recorded in Plat Book 16, Page 136 of the Public Records of Lee County, Florida, more particularly described as follows:

From the point of intersection of a 15 ft. radius curve at the northwest corner of said Lot 5, said intersection also being the Point of Beginning; thence along the northerly tangent of said curve S 89° 24’ 01” E, 15.16 feet to the point of tangency; thence along the north line of said Lot 5, S 89° 24’ 01” E, 184.84 feet to the intersection of the southerly prolongation of the west line of Lot 3; thence along the southerly prolongation of said Lot 3, south 156.74 feet to the intersection of the northerly right-of-way of Waikiki Avenue; thence along said right-of-way line S 55° 30’ 00” W, 166.64 feet to the beginning of a curve concave to the northeast, having a radius of 40.00 feet, and a central angle of 124° 30’ 00”; thence along the arc of said curve 86.92 feet to the point of tangency, said point being on the east right-of-way line of Del Prado Boulevard; thence along said right-of-way line north, 220.25 feet to the Point of Beginning.

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